Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Vivid Seats Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Time	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock	457(f)	4,351,864(1)(2)	$7.43(3)	$32,334,349.52(3)	$92.70 per $1,000,000	$2,997.39

	Other	Warrants to purchase Class A common stock	—	18,132,766(4)	—	—	—	— (5)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$32,334,349.52		$2,997.39

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$2,997.39(6)

(1)

Represents the maximum number of shares of Class A common stock (the “Class A Common Stock”), par value $0.0001 per share, of Vivid Seats Inc. (the “Company”) that may be issued directly to (i) holders of public warrants who tender their public warrants pursuant to the Offer (as defined in the Prospectus/Offer to Exchange) and (ii) holders of public warrants who do not tender their public warrants pursuant to the Offer and who, pursuant to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange), if approved, may receive shares of Class A Common Stock in the event the Company exercises its right to convert the public warrants into shares of Class A Common Stock.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is also registering an indeterminate number of additional shares of Class A Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated pursuant to Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $7.43 per share, which is the average of the high and low prices of the Class A Common Stock on The Nasdaq Global Select Market on May 24, 2022.

(4)	Represents the maximum number of public warrants that may be amended pursuant to the Warrant Amendment.
(5)

In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the warrants is allocated to the shares of Class A Common Stock underlying the warrants, and no separate fee is payable for the warrants.

(6)	Previously paid.